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                                                                   Exhibit 10.15

                           INDEMNIFICATION AGREEMENT
                           --------------- ---------

     THIS AGREEMENT, Made this _____ day of __________, 1996, between PETROLEUM DEVELOPMENT CORPORATION, a Nevada corporation, with its principal offices at 103 East Main Street, Bridgeport, West Virginia 26330, hereinafter referred to as
"the Indemnitor", and (Name), Address; City, State, Zip   hereinafter referred
                      ------  --------------------------
to as "the Indemnitee."

     1.  RECITALS.
         --------
     (a) To induce the Indemnitee into continuing his services as an Officer of this Corporation, the Indemnitor has agreed and does hereby agree on the terms and conditions herein set out to indemnify, save and hold harmless the Indemnitee of and from the claims, demands, actions, causes of actions, proclaims, described herein; and
     (b) The Indemnitee is willing to undertake the office of (Title)  of the
                                                              -------
Indemnitor on the condition and only on the condition that he is indemnified as herein provided.
     WITNESSETH: In consideration of the premises and the sum of One Dollar ($1.00) cash in hand paid by the Indemnitee to the Indemninator, it is agreed as follows:

     1. The Indemnitor does hereby agree to indemnify, save and hold harmless the Indemnitee who was or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or at the behest of the Indemnitor), by reason of the fact that he is or was an Officer of the Indemnitor, or was serving at the request of
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the Indemnitor as an Officer, from and against all expenses (including attorneys' fees), judgements, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and which respect to any criminal action or proceeding, that the Indemnitee had no reasonable cause to believe such conduct to have been unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                           ---------------
its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding that the Indemnitee did not have reasonable cause to believe that such conduct was unlawful.

     2. The Indemnitor does further agree to save and hold harmless and does indemnify the Indemnitee from any threatened, pending or completed action or proceeding, by or in the right of the Indemnitor to procure judgement in its favor by reason of the fact that he was an Officer, or was serving at the request of the Indemnitor as an Officer of the Indemnitor corporation against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he

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    reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be required with respect to any claim, issue or matter, including, but not limited to, taxes or interest or penalties thereon, as to which such person shall have been adjudged to have been liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Court in which such action or proceeding was brought, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem to be proper.

     3. To the extent that the Indemnitee as an Officer of the Indemnitor has been successful on the merits or otherwise, in defense of any action or a proceeding, referred to above, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4. Indemnification provided hereunder (unless ordered by a Court) shall be made by the Indemnitor only as authorized in the specific case upon a determination that the indemnification of the Indemnitee is appropriate because he has met the applicable standard of conduct as described herein. Such determination shall be made (i) by the Board of Directors, by a majority vote of a quorum consisting of Directors who are not parties to such action or proceeding; or

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  (ii) if such a quorum is not obtainable, or if obtainable, a quorum of disinterested Directors so directs by independent legal counsel in a written opinion; (iii) by the shareholders of the Indemnitor.

     5. Expenses (including attorneys' fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner provided in the next preceding Section. Upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount unless it shall ultimately be determined that the Indemnitee is entitled to be indemnified by the corporation as authorized by this section.

     6. The Indemnitor reserves the right to purchase and maintain insurance on behalf of the Indemnitee against any liability or liabilities asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the Indemnitor would have the power to indemnify him against such liability under any provision of this agreement.

     7.  Entire Agreement.  This writing contains the entire agreement between
         ----------------
the parties with respect to the matters set forth herein.
     8.  Gender.  When the term "he" or "him" is used in this agreement it shall
         ------
be construed and is intended to include both the masculine and feminine genders.
     9.  Governing Law.  This agreement shall be construed under the laws of the
         -------------
State of West Virginia.
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     10.  Benefit.  The benefit of this agreement and the obligations created
          -------
hereby shall inure to and be binding upon the respective heirs, personal representatives, successors and assigns of the parties.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement all as of the day and year first above written.


                                          INDEMNITOR:

                                          PETROLEUM DEVELOPMENT CORPORATION
                                              a Nevada Corporation

(CORPORATE SEAL)

                                              By_____________________________


                                                    Its President

                                          INDEMNITEE:


 (SEAL)                                       -------------------------------

                                                    (Name)



                                       5

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                     AMENDMENT TO INDEMNIFICATION AGREEMENT

     AMENDMENT TO INDEMNIFICATION AGREEMENT ("Amendment") made as of September 22, 1997 between Petroleum Development Corporation, a Nevada corporation (the "Indemnitor") and ___________________, an individual (the "Indemnitee").

                                   RECITALS:
                                   --------

     WHEREAS, Indemnitor and Indemnitee are parties to that certain Indemnification Agreement dated January 1, 1987 (the "Agreement") pursuant to which the Indemnitee is indemnified by the Indemnitor in the Indemnitee's capacity as a Director of the Indemnitor; and

     WHEREAS, Indemnitor wishes to indemnify Indemnitee in his capacity as an officer of Indemnitor and Indemnitee wishes to be so indemnified, and the Board of Directors of Indemnitor has approved certain amendments to the Agreement, to provide as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. DEFINED TERMS. Each capitalized term used in this Amendment and not otherwise defined shall have the meaning assigned to it in the Agreement, unless the context clearly indicates to the contrary.

     2. AMENDMENTS TO RECITALS. The Recitals of the Agreement are amended so as to provide in their entirety as follows:

         "(a) To induce the Indemnitee into continuing his services as a Director and Officer of the Corporation, the Indemnitor has agreed and does hereby agree on the terms and conditions herein set out to indemnify, save and hold harmless the Indemnitee of and from the claims, demands, actions, causes of actions and proclaims described herein.

         (b) The Indemnitee is willing to undertake the position of Director and the office of _______________ of the Indemnitor on the condition and only on the condition that he is indemnified as herein provided."
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     3.  AMENDMENTS TO SECTION 1.  Section 1 of the Agreement is amended so as to insert the phrase "or Officer" after the word "Director" wherever such word appears in Section 1.

     4. AMENDMENT TO SECTION 2. Section 2 of the Agreement is amended so as to insert the phrase "or Officer" after the word "Director" wherever such word appears in Section 2.

     5. AMENDMENT TO SECTION 3. Section 3 of the Agreement is amended so as to insert the phrase "or Officer" after the word "Director" wherever such word appears in Section 3.

     6. AMENDMENT TO SECTION 4. Section 4 of the Agreement is amended so as to insert the phrase "or Officer" after the word "Director" wherever such word appears in Section 4.
 .
     7. AMENDMENT TO SECTION 6. Section 6 of the Agreement is amended and restated so as to provide in its entirety as follows:

         "The indemnification provided by this agreement shall not be deemed exclusive of any other rights to which any shareholder, Director or Officer may be entitled under any by-law, agreement, vote of shareholder, members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such indemnity."

     8. EFFECT OF AMENDMENT. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Agreement shall hereafter continue in full force and effect in accordance with the terms thereof except to the extent amended, modified, deleted or revised herein.

     9. COUNTERPARTS. This Amendment may be executed on separate counter parts, each of which is deemed to be an original and all of which taken together shall constitute one and the same agreement.




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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                    PETROLEUM DEVELOPMENT CORPORATION


                                    By:___________________________________
                                      James N. Ryan
                                      Chairman and Chief Executive Officer


                                    ______________________________________
                                    INDEMNITEE





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